Exhibit 11

                 Computation of Earnings (Losses) per Share

      Earnings per share (EPS) for the three months and nine months ended June 30, 2003 and 2002 have been calculated according to the guidelines of FASB Statement 128. ESOP shares are only considered outstanding for earnings per share calculations when they are committed to be released.

Reconciliation of the numerators and the denominators in the calculation of basic and diluted earnings per share are as follows:


                                                               Income         Shares        Per Share
                                                            (Numerator)    (Denominator)      Amount
                                                            -----------    -------------    ---------

  Three Months Ended June 30, 2003
Basic EPS
---------
  Net income and income available to
   common shareholders                                      $  273,129        873,971         $ 0.31
  Extraordinary item (net of tax benefit of $146,221)          295,389        873,971         $ 0.34
                                                            ----------
Basic EPS after extraordinary item                          $  568,518        873,971         $ 0.65
----------------------------------
Diluted EPS
-----------
  Net income and income available to
   common shareholders                                      $  273,129        873,971
  Effect of dilutive securities, options, and warrants               -         47,842
                                                            ----------        -------
Diluted EPS before extraordinary item                          273,129        921,813         $ 0.30
-------------------------------------
  Extraordinary item (net of tax benefit of $146,221)          295,389        921,813         $ 0.32
                                                            ----------
Diluted EPS after extraordinary item                        $  568,518        921,813         $ 0.62
------------------------------------
  Three Months Ended June 30, 2002
Basic EPS
---------
  Net income and income available to
   common shareholders                                      $  427,557        873,431         $ 0.49
  Extraordinary item                                                 -        873,431         $ 0.00
                                                            ----------
Basic EPS after extraordinary item                          $  427,557        873,431         $ 0.49
----------------------------------
Diluted EPS
-----------
  Net income and income available to
   common shareholders                                      $  427,557        873,431
  Effect of dilutive securities, options, and warrants               -         53,659
                                                            ----------        -------
Diluted EPS before extraordinary item                          427,557        927,090         $ 0.46
-------------------------------------
  Extraordinary item                                                 -        927,090         $ 0.00
                                                            ----------
Diluted EPS after extraordinary item                        $  427,557        927,090         $ 0.46
------------------------------------
  Nine Months Ended June 30, 2003
Basic EPS
---------
  Net income and income available to
   common shareholders                                      $  649,069        872,287         $ 0.74
  Extraordinary item (net of tax benefit of $153,799)         (276,959)       872,287         $(0.31)
                                                            ----------
Basic EPS after extraordinary item                          $  372,110        872,287         $(0.43)
----------------------------------
Diluted EPS
-----------
  Net income and income available to


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   common shareholders                                      $  649,069        872,287
  Effect of dilutive securities, options, and warrants               -         48,691
                                                            ----------        -------
Diluted EPS before extraordinary item                          649,069        920,978         $ 0.70
-------------------------------------
  Extraordinary item (net of tax benefit of $153,799)         (276,959)       920,978         $(0.30)
                                                            ----------
Diluted EPS after extraordinary item                        $  372,110        920,978         $ 0.40
------------------------------------
  Nine Months Ended June 30, 2002
Basic EPS
---------
  Net income and income available to
   common shareholders                                      $1,286,472        880,471         $ 1.46
  Extraordinary item                                                 -        880,471         $ 0.00
                                                            ----------
Basic EPS after extraordinary item                          $1,286,472        880,471         $ 1.46
----------------------------------
Diluted EPS
-----------
  Net income and income available to
   common shareholders                                      $1,286,472        880,471
  Effect of dilutive securities, options, and warrants               -         45,678
                                                            ----------        -------
Diluted EPS before extraordinary item                        1,286,472        926,149         $ 1.39
-------------------------------------
  Extraordinary item                                                 -        926,149         $ 0.00
                                                            ----------
Diluted EPS after extraordinary item                        $1,286,472        926,149         $ 1.39
------------------------------------


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